Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Vringo Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-164575, No. 333-178700, No. 333-180493, No. 333-180609, and No. 333-182823) on Forms S-3, and the registrations statements (No. 333-181477 and No. 333-182853) on Forms S-8, of Vringo Inc. and subsidiaries (a development stage company) of our report dated March 10, 2014, with respect to the consolidated balance sheets of Vringo Inc. and subsidiaries (a development stage company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2013, and for the cumulative period from June 8, 2011 (inception) through December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Vringo Inc. and subsidiaries (a development stage company).

/s/ Somekh Chaikin

Certified Public Accountants (Isr.)

A member firm of KPMG International

Jerusalem, Israel

March 10, 2014